Exhibit 4.3

                  FRANKLIN STREET PARTNERS LIMITED PARTNERSHIP

                               SECOND AMENDMENT TO
            THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

      This Second Amendment to the Third Amended and Restated Limited Partnership Agreement, dated as of January 1, 2000 (the "Partnership Agreement") of Franklin Street Partners Limited Partnership, a Massachusetts limited liability partnership (the "Partnership"), is made as of June 26, 2000 by and among FSP General Partner LLC, a Massachusetts limited liability company ("FSP LLC"), Scott H. Carter and Jeffrey B. Carter as limited partners (the "Class B Limited Partners") and those Persons listed on Schedule II to the Partnership Agreement as limited partners (the "Limited Partners"). Capitalized terms used herein and otherwise defined shall have the respective meanings ascribed to them in the Partnership Agreement.

      WHEREAS, the Partnership was formed as a limited partnership pursuant to an Agreement of Limited Partnership dated as of January 24, 1997, as amended to date in the form of the Partnership Agreement, and a Certificate of Limited Partnership dated as of February 4, 1997, filed with the Office of the Secretary of State of the Commonwealth of Massachusetts on February 4, 1997;

      WHEREAS, Section 8.04 of the Partnership Agreement provides that the General Partner and a majority in interest of the Limited Partners may amend the Partnership Agreement; and;

      WHEREAS, a majority in interest of the Limited Partners have consented to the adoption of this Second Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed that the Partnership Agreement is amended as follows:

      A new Section 6.04 in the form attached hereto as Appendix A is hereby added to the Partnership Agreement.

      Except as specifically amended hereby, the Partnership Agreement shall remain in full force and effect.


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      IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of June 26, 2000.

                                GENERAL PARTNER:

                                FSP GENERAL PARTNER LLC

                                By: /s/ George J. Carter
                                    --------------------------------------------
                                    George J. Carter, Managing Member


                                CLASS B LIMITED PARTNERS
                                AND LIMITED PARTNERS:

                                By: /s/ George J. Carter
                                    --------------------------------------------
                                    George J. Carter, their attorney-in-fact


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